As filed with the Securities and Exchange Commission on July 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3826	33-0595156
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Thomas McLain

President and Chief Executive Officer

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent For Service)

Copies to:

Robert Claassen, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1800

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share	20,500,000 Shares	$2.60	$53,300,000	$7,270

(1)	The registrant is hereby registering the sale by certain selling stockholders of up to (a) 8,000,000 shares of its common stock previously issued in a private placement to such selling stockholders pursuant to the terms of a Securities Purchase Agreement dated as of May 8, 2013 (the “Purchase Agreement”) and (b) 12,500,000 shares of its common stock issuable upon exercise of the warrants granted to such selling stockholders pursuant to the Purchase Agreement. Pursuant to and in accordance with Rule 416 under the Securities Act, there are also registered hereunder such indeterminate number of securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar capital adjustments and transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high, or $2.64, and low, or $2.55, sales prices of our common stock on July 5, 2013, as quoted on the NASDAQ Capital Market. It is not known how many shares of Common Stock will be sold under this registration statement or at what price or prices such shares will be sold.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 12, 2013

PROSPECTUS

20,500,000 Shares of Common Stock

This prospectus covers up to 20,500,000 shares of common stock, par value $0.001, of Vermillion, Inc., a Delaware corporation, including up to 12,500,000 shares of common stock issuable upon the exercise of warrants that may be sold or otherwise disposed of by the selling stockholders named herein, or their transferees.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices or negotiated prices. See “Plan of Distribution” on page [    ] for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus. We have agreed to pay certain expenses related to the registration of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.

Our common stock is traded on the NASDAQ Capital Market under the symbol “VRML”. On July 11, 2013, the last reported sale price for our common stock on the NASDAQ Capital Market was $3.11 per share.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, on July [    ], 2013, pursuant to which the selling stockholders may sell or otherwise dispose up to 20,500,000 shares of our common stock, including 12,500,000 shares of our common stock issuable upon the exercise of warrants, from time to time. We will not receive any of the proceeds from these sales, except that upon any exercise of the warrants by payment of cash, we will receive the exercise price of the warrants. We have agreed to pay certain expenses related to the registration of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We urge you to carefully read this prospectus, any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information.”

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Vermillion,” “the company,” “we,” “us,” “our” or similar references mean Vermillion, Inc. together with its consolidated subsidiaries.

Vermillion, Inc.

Our vision is to become a recognized leader in the advancement of women’s health by providing innovative methods that detect, monitor and manage the treatment of gynecologic cancers.

We are dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Our tests are intended to detect, diagnose and stage disease, and to help guide decisions regarding prognosis and patient treatment. These may include decisions to refer patients to specialists, to perform additional testing, or to assist in the selection or monitoring of therapy and disease progression. A distinctive feature of our approach is to combine multiple biomarkers into a single, reportable index score that has higher diagnostic effectiveness than its constituents.

We concentrate our development of novel diagnostic tests in the fields of gynecologic oncology and women’s health, with the initial focus on ovarian cancer. We also intend to address clinical questions related to early disease detection, treatment response, monitoring of disease progression, prognosis and other issues in the fields of oncology and women’s health through collaborations with leading academic and clinical research institutions.

Our lead product, OVA1, an ovarian cancer blood test, was cleared by the United States Food and Drug Administration (“FDA”) in September 2009. OVA1 addresses a clear unmet clinical need, namely the pre-surgical identification of women who are at high risk of having a malignant ovarian tumor. Numerous studies have documented the benefit of referral of these women to gynecologic oncologists for their initial surgery. Prior to the clearance of OVA1, no blood test had been cleared by the FDA for physicians to use in the pre-surgical management of ovarian adnexal masses. OVA1 is a qualitative serum test that utilizes five well-established biomarkers and proprietary FDA-cleared software to determine the likelihood of malignancy in women over age 18 with a pelvic mass for whom surgery is planned. OVA1 was developed through large clinical studies in collaboration with numerous academic medical centers encompassing over 2,500 clinical samples. OVA1 was fully validated in a prospective multi-center clinical trial encompassing 27 sites reflective of the diverse nature of the clinical centers at which ovarian adnexal masses are evaluated. The results of the clinical trial demonstrated that in a clinical cohort of 516 patients, OVA1, in conjunction with clinical evaluation, was able to identify 95.7% (154/161) of the malignant ovarian tumors overall, and to rule out malignancy with a negative predictive value (“NPV”) of 94.6% (123/130). At the 2010 International Gynecologic Cancer Society Meeting, data were presented demonstrating the high sensitivity of OVA1 for epithelial ovarian cancers; OVA1 detected 95/96 epithelial ovarian cancer cases for a sensitivity of 99.0%, including 40/41 stage I and stage II epithelial ovarian cancers, for an overall sensitivity of 97.6% for early stage epithelial ovarian cancers, as compared to 65.9% for CA125 using the American College of Obstetricians and Gynecologists (“ACOG”) cutoffs. The improvement in sensitivity was even greater among premenopausal women; for OVA1, sensitivity for early stage epithelial ovarian cancer was 92.9% and for CA125, sensitivity was 35.7%. Overall, OVA1 detected 76% of malignancies missed by CA125, including all advanced stage malignancies. OVA1 is not indicated for use as a screening or stand-alone diagnostic assay.

In 2012, we completed a second pivotal clinical study of OVA1, called the “OVA500 study” and led by Dr. Robert E. Bristow, Director of Gynecologic Oncology Services with UC Irvine Healthcare. The study evaluated OVA1 performance in a population of 494 patients who underwent surgery for an adnexal mass after enrollment by a non-gynecologic oncologist, the intended use population for routine OVA1 testing. In the new study, of the 27 sites used in each study, only 10 were common to both. Collectively, the clinical trial and the OVA 500 study evaluated 1,110 eligible subjects at a total of 44 sites. Despite the difference in population between the two studies, and the large number of differing sites, the sensitivity of OVA1 added to clinical impression (also called OVA1 dual assessment) was identical, at 95.7% (88/92). In addition, overall NPV of OVA1 dual assessment was 98.1% (204/208), higher than the 94.6% NPV found in the earlier validation study. In premenopausal surgery patients, OVA1 dual assessment sensitivity was 93.5% (29/31), NPV was 98.6% (145/147) and specificity was 58.9% (145/246) when combined with clinical assessment. OVA1 also showed strong performance in detecting early stage malignancies. OVA1 correctly stratified 91.4% (32/35) of early stage cancers and 89.3% (25/28) of stage I cancers as high risk, respectively. In comparison, CA125-II sensitivity was 65.7% (23/35) for early stage and 64.3% (18/28) for stage I malignancies. Overall, the results strongly and independently confirmed the clinical performance of OVA1 in presurgical triage of adnexal mass patients, including premenopausal and early stage cancers.

The OVA500 study was published in February 2013 in the peer-reviewed journal Gynecologic Oncology, which enjoys the highest impact factor rating of any journal worldwide focused on gynecologic oncology. The results have also been incorporated into an updated Medical Education presentation, as well as our Marketing and Reimbursement collateral. Since many professional medical societies stress the importance of multiple independent clinical trials as so-called “evidence levels”, we also believe that OVA500 contributes to a higher evidence level relative to OVA1’s utility in the medical management of adnexal masses.

Dr. Bristow published another study in Obstetrics and Gynecology (the Green Journal) in June 2013 based on the medical records of 13,321 women with epithelial cancer, the most common type of ovarian cancer, diagnosed from 1999 to 2006 in California. Only 37 percent of these patients received treatment that adhered to guidelines set by the National Comprehensive Cancer Network, an alliance of 21 major cancer centers with expert panels that analyze, research and recommend treatments.

The study found that surgeons who operated on 10 or more women a year for ovarian cancer, and hospitals that treated 20 or more a year, were more likely to stick to the guidelines and their patients lived longer. Among women with advanced disease — the stage at which ovarian cancer is usually first found — 35 percent survived at least five years if their care met the guidelines, compared with 25 percent of those whose care fell short.

According to Dr. Bristow, principal investigator of the study, “If we could just make sure that women get to the people who are trained to take care of them, the impact would be much greater than that of any new chemotherapy drug or biological agent.” (NY Times, March 11, 2013, Denise Grady)

On June 11, 2013, we announced that OVA1 received a new statement on clinical validation and medical use issued by the Society of Gynecologic Oncology (SGO). Citing peer-reviewed publications from two pivotal clinical studies of OVA1 versus standard of care, the statement also referred to OVA1 use within the context of the American Congress of Obstetricians and Gynecologists’ (ACOG) 2011 Committee Opinion, “The Role of the Obstetrician-Gynecologist in the Early Detection of Epithelial Ovarian Cancer.” This guideline, updated from a previous version issued in 2002, covers the management of adnexal masses, including serum markers for ovarian cancer detection. This second SGO statement on OVA1 since its FDA clearance in 2009 represents another significant step toward acceptance of OVA1 as the standard of care for pre-surgically evaluating the risk of ovarian cancer in women with adnexal masses.

Current and former academic and research institutions that we have or have had collaborations with include the Johns Hopkins University School of Medicine (“JHU”); the University of Texas M.D. Anderson Cancer Center (“M.D. Anderson”); University College London (“UCL”); the University of Texas Medical Branch (“UTMB”); the Katholieke Universiteit Leuven; Clinic of Gynecology and Clinic of Oncology, Rigshospitalet, Copenhagen University Hospital (“Rigshospitalet”); the Ohio State University Research Foundation (“OSU”); Stanford University (“Stanford”); and the University of Kentucky (“UK”).

We were originally incorporated in California on December 9, 1993, under the name Abiotic Systems. In March 1995, we changed our corporate name to Ciphergen Biosystems, Inc. and in May 2000, we reincorporated in Delaware. We had our initial public offering in September 2000. On November 13, 2006, we sold assets and liabilities of our protein research tools and collaborative services business (the “Instrument Business Sale”), to Bio-Rad Laboratories, Inc. (“Bio-Rad”), in order to concentrate our resources on developing clinical protein biomarker diagnostic products and services. On August 21, 2007, we changed our corporate name to Vermillion, Inc. On March 30, 2009, we filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Subsequently, on January 22, 2010, the confirmation order issued by the Bankruptcy Court approving our Second Amended Plan of Reorganization under Chapter 11 dated January 5, 2010 became final and all conditions precedent to January 22, 2010 were satisfied or waived. Accordingly, we emerged from bankruptcy protection under Chapter 11 on January 22, 2010. Our Bankruptcy case was formally closed on January 19, 2012.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the common stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

All of our common stock covered by this prospectus is being sold by or for the account of the selling stockholders. We will receive no proceeds from the sale from time to time of our common stock by the selling stockholders. However, this prospectus covers the offer of shares of common stock issuable in the future upon the exercise of warrants to purchase up to an aggregate of 12,500,000 shares of our common stock, as described below under the heading “Selling Stockholders” in this prospectus, at an exercise price of $1.46 per share. If all of the warrants are exercised in full, we would receive aggregate gross proceeds of approximately $18.25 million. There can be no assurance any of the warrants will be exercised by the selling stockholders. We expect to use proceeds, if any, from exercise of the warrants for funding operations or for working capital or other general corporate purposes, and for any other corporate purposes that we may specify in any prospectus supplement.

We cannot assure that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus is a part. The selling security holders will pay any brokerage commissions or similar charges incurred for the sale of such shares of our common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

The shares of our common stock to which this prospectus relates are being registered for sale by the selling stockholders named below. We have registered the shares to permit the selling stockholders and certain of their transferees after the date of this prospectus to sell the shares when they deem appropriate. We refer to all of these possible sellers as the “selling stockholders” in this prospectus. The selling stockholders may sell all, a portion or none of their shares at any time.

On May 8, 2013, we entered into a Purchase Agreement with the selling stockholders pursuant to which Vermillion sold a total of 8,000,000 shares of common stock, priced at $1.46 per share, for an aggregate purchase price of $11,680,000. The selling stockholders also received warrants to purchase up to 12,500,000 shares of common stock at an exercise price of $1.46 per share for a purchase price of $0.125 for each share of common stock subject to such warrants. The warrants are exercisable for 3 years beginning ninety days following the date of issuance. The shares of common stock and warrants (including the shares issuable upon exercise of the warrants) were issued in a private placement, subject to customary registration rights under a stockholders agreement among Vermillion and the selling stockholders (the “Stockholders Agreement”). Under the Stockholders Agreement, Vermillion agreed to file a registration statement of which this prospectus is a part with the SEC to register the sale by the selling stockholders of the 8,000,000 shares of common stock issued in the private placement, together with the 12,500,000 shares of common stock that may be issued upon exercise of the warrants. The securities were sold pursuant to the exemption from registration under Rule 506 promulgated under the Securities Act.

Under the terms of the Stockholders Agreement, if at any time Vermillion makes certain offerings of shares of common stock or common stock equivalents (or a combination of units thereof) for cash, subject to certain exceptions, certain selling stockholders will have the right to participate in such financing on the same terms, conditions and price provided for in such financing, subject to the terms and conditions of the Stockholders Agreement.

The foregoing description is qualified in its entirety by the complete provisions of the Purchase Agreement and the Stockholders Agreement, which are attached as exhibits to the Form 8-K (File No. 001-34810) which was filed by us with the Securities and Exchange Commission on May 14, 2013 and is incorporated herein by reference.

The following table sets forth the maximum number of shares of common stock to be sold by the selling stockholders. The percentage of shares beneficially owned after the offering is based on 23,486,261 shares of our common stock outstanding as of June 30, 2013. Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares. We have prepared this table using information furnished to us by or on behalf of the selling stockholders.

	Shares Beneficially Owned Prior to any Offering(1)		Maximum Number of Shares that may be Offered Hereby	Shares Beneficially Owned After the Offering(2)
Name	Number(6)	Percentage	Number	Number	Percentage
Jack W. Shuler	6,673,029	24.23%	6,673,029	—	—
Oracle Partners, LP(3)	4,543,980	17.31%	4,543,980	—	—
Oracle Ten Fund Master, LP(3)	2,595,980	10.36%	2,595,980	—	—
Matthew Strobeck(4)	2,054,070	8.31%	2,023,070	31,000	*
Feinberg Family Trust(5)	1,361,000	5.60%	1,361,000	—	—
Tino Hans Shuler Trust	834,698	3.48%	834,698	—	—
Tanya Eve Shuler Trust	834,698	3.48%	834,698	—	—
Therese Heidi Shuler Trust	834,698	3.48%	834,698	—	—
John Patience	438,783	1.85%	438,783	—	—
The Seamark Fund, L.P.	977,210	4.14%	167,000	810,210	3.45%
Michael Gordon	122,859	*	122,859	—	—
Lawrence Mehren	70,205	*	70,205	—	—
TOTAL	21,341,210	59.30%	20,500,000	841,210	3.58%

*	Denotes less than one percent.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days (of June 30, 2013) are deemed outstanding. Shares subject to warrants or options, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	Oracle Investment Management, Inc. (“Oracle Manager”) is the investment manager to Oracle Ten Fund Master, LP (“Oracle Ten Fund”), Oracle Associates, LLC (“Oracle Associates”) is the general partner of Oracle Partners, LP and Oracle Ten Fund and Larry N. Feinberg is the managing member of Oracle Associates and the sole shareholder, director and president of the Oracle Manager. By virtue of these relationships, Oracle Manager may be deemed to have voting and dispositive power over the shares held by Oracle Ten Fund and Oracle Associates and Larry N. Feinberg may be deemed to have voting and dispositive power over the shares of Oracle Ten Fund and Oracle Partners, LP.
(4)	Matthew Strobeck has voting and dispositive power over the shares of common stock and shares of common stock underlying the warrants acquired pursuant to the Purchase Agreement. In addition, Mr. Strobeck may be deemed to have voting and dispositive power over 31,000 shares of common stock held in custodial accounts in the name of his wife for the benefit of his children.
(5)	Adam Usdan, as the sole trustee of the Feinberg Family Trust (“Trust”), may be deemed to have voting and dispositive power over the shares of common stock held by the Trust.
(6)	Includes warrants to purchase shares of common stock as follows: Jack W. Shuler 4,055,157; Oracle Partners, LP 2,761,990; Oracle Ten Fund Master, LP 1,577,990; Matthew Strobeck 1,233,543; Feinberg Family Trust 831,000; Tino Hans Shuler Trust 517,349; Tanya Eve Shuler Trust 517,349; Therese Heidi Shuler Trust 517,349; John Patience 267,551; The Seamark Fund, L.P. 103,000; Michael Gordon 74,914; and Lawrence Mehren 42,808

PLAN OF DISTRIBUTION

We are registering 20,500,000 shares of our common stock on behalf of the selling stockholders.

The selling stockholders may, from time to time, offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the Nasdaq Capital Market, in the over-the-counter market or on any other securities exchange, market or trading facility on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq Capital Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440 of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with the sale of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. In connection with the private placement we have also agreed to pay the costs, expenses and fees of registering the shares of common stock, and agreed to indemnify the selling stockholders against liabilities, including under the Securities Act, relating to registration of shares offered by this prospectus. We will not be responsible for any underwriting discounts or commissions associated with the sale of such shares.

We are not aware that any selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. The selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The shares registered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Under our amended and restated certificate of incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2013, there were approximately 23,486,261 shares of common stock outstanding, 745,468 shares of common stock reserved for issuance upon exercise of outstanding stock options, 12,584,000 shares of common stock reserved for issuance upon exercise of outstanding warrants to purchase common stock, and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law, or DGCL, and on the provisions of our certificate of incorporation, as amended, and our bylaws, as amended. This information is qualified entirely by reference to the applicable provisions of the Delaware General Corporation Law and our certificate of incorporation, as amended, and our bylaws, as amended. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

Common Stock

As of June 30, 2013, we had 23,486,261 shares of our common stock outstanding and 77,379 shares of our common stock reserved for future issuance to employees, directors and consultants pursuant to our employee stock plans, which excludes 745,468 shares of our common stock that were subject to outstanding options and 5,000 shares of our common stock subject to existing restricted stock grants. In addition, as of June 30, 2013, warrants to purchase 12,584,000 shares of our common stock were outstanding at exercise prices ranging from $1.46 to $3.23 per share, with a weighted average exercise price of $1.47 per share.

In addition, our Board of Directors has approved grants of an additional 642,500 stock options to officers and employees which are subject to the approval by our stockholders of an increase in the number of shares authorized under our 2010 Stock Incentive Plan.

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences to which holders of preferred stock may be entitled, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for will be, fully paid and nonassesable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

There are no shares of our preferred stock outstanding.

Our Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as shall be determined by the Board of Directors. The rights for the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of us. We have no present plans to issue any shares of preferred stock.

Warrants

As of June 30, 2013, warrants to purchase 12,584,000 shares of common stock at exercise prices ranging from $1.46 to $3.23 were outstanding, with a weighted exercise price of $1.47 per share. All outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits, reorganizations, reclassifications or mergers. In addition, 84,000 of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances. The rights of the shares of common stock issuable upon exercise of all of our outstanding warrants shall be the same as those described under “Common Stock” above.

Section 203 of the Delaware Corporation Law

Section 203 of the General Corporation Law of the State of Delaware, or DGCL, prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless:

•

before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The provisions of Section 203 of the DGCL could make a takeover of our company difficult.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our Bylaws eliminate the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting and require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. The amendment of any of the foregoing provisions of our Bylaws would require approval by the Board of Directors or the holders of at least 66 2/3% of our outstanding common stock. The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of these provisions in our Certificate of Incorporation would require approval by the Board of Directors and the holders of at least 66 2/3% of our outstanding common stock.

Transfer Agent

The transfer agent for our common stock is Wells Fargo Shareowner Services.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “VRML.”

LEGAL MATTERS

Paul Hastings LLP will pass upon the validity of the shares of common stock being registered by the registration statement of which this prospectus is a part.

EXPERTS

The consolidated financial statements as of December 31, 2012 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2011 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

None

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Vermillion, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

Information on any Vermillion website, any subsection, page, or other subdivision of any Vermillion website, or any website linked to by content on any Vermillion website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 15 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 1, 2013;

(b)	The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Commission on May 15, 2013;

(c)	The registrant’s Current Reports on Form 8-K filed with the Commission on (i) January 7, 2013, (ii) February 20, 2013, (iii) February 26, 2013, (iv) March 13, 2013, (v) March 20, 2013, (vi) March 26, 2913, (vii) May 10, 2013, (viii) May 14, 2013, (ix) May 15, 2013, (x) May 24, 2013, and (xi) May 31, 2013;

(d)	The description of the registrant’s common stock set forth in the Registration Statement on Form S-1 filed with the Commission on February 21, 2011 (File No. 333-171797), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Vermillion, Inc.

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

Attn: Corporate Secretary

Vermillion, Inc.

PROSPECTUS

20,500,000 Shares of

Common Stock

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee	$7,270
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	5,000
Miscellaneous	2,000
Total	$34,270

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation:

•	shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits;

•

may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

•

may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The indemnification discussed in the second and third clauses above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction. The indemnification discussed in the third clause above may not apply, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that despite such adjudication, but in view of all the circumstances, he is entitled to indemnification.

Article VII of our Fourth Amended and Restated Certificate of Incorporation and Article VI of our Fourth Amended and Restated Bylaws provide in substance that, to the fullest extent permitted by the DGCL, each director and officer shall be indemnified against reasonable costs and expenses, including attorney’s fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of our company, a predecessor of our company, or serves or served as a director, officer or employee of another enterprise at the request of our company or any predecessor of our company. The indemnification provided by our certificate of incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the DGCL, or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of our Fourth Amended and Restated Certificate of incorporation provides for the elimination of personal liability of a director for monetary damages for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL. We maintain liability insurance on our officers and directors against liabilities that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits listed in the exhibit index immediately following the signature pages are filed as part of this registration statement.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Austin, State of Texas, on July 12, 2013.

Vermillion, Inc.

By:	/S/ THOMAS MCLAIN
Thomas McLain President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas McLain and Eric J. Schoen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS MCLAIN Thomas McLain	President and Chief Executive Officer (Principal Executive Officer)	July 12, 2013

/S/ ERIC J. SCHOEN Eric J. Schoen	Vice President, Finance and Chief Accounting Officer (Principal Financial and Accounting Officer)	July 12, 2013

/S/ BRUCE A. HUEBNER Bruce A. Huebner	Director	July 12, 2013

/S/ JAMES S. BURNS James S. Burns	Director	July 12, 2013

/S/ PETER S. RODDY Peter S. Roddy	Director	July 12, 2013

/S/ CARL SEVERINGHAUS Carl Severinghaus	Director	July 12, 2013

/S/ WILLIAM C. WALLEN, PH.D. William C. Wallen, Ph.D.	Director	July 12, 2013

/S/ ROBERT GOGGIN Robert Goggin	Director	July 12, 2013

Exhibit Index

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Fourth Amended and Restated Certificate of Incorporation of Vermillion, Inc. dated January 22, 2010	8-K	000-31617	3.1	January 25, 2010

4.2	Fourth Amended and Restated Bylaws of Vermillion, Inc., as amended effective May 13, 2013	8-K	000-34810	3.2	May 14, 2013

4.3	Form of Vermillion, Inc.’s (formerly Ciphergen Biosystems, Inc.) Common Stock Certificate	S-1/A	333-32812	4.1	August 24, 2000

4.4†	Securities Purchase Agreement dated May 8, 2013, including the Form of Warrant included as Exhibit D thereto	8-K	000-34810	10.1	May 14, 2013

4.5†	Stockholders Agreement dated May 13, 2013	8-K	000-34810	10.2	May 14, 2013

5.1	Opinion of Paul Hastings LLP					✓

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm					✓

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					✓

24.1	Power of Attorney					(1)

†	The schedules and certain exhibits to the Securities Purchase Agreement and the Stockholders Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules and exhibits will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.
(1)	Contained herein on the signature page.